UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 30, 2009
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200
 Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

 (503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 30, 2009, the Company entered into Long Term Incentive Restricted Stock Unit Agreements under the 2007 Long Term Incentive Plan with executive officers Raymond P. Davis and Brad F. Copeland. The grants are subject to both a performance-based vesting requirement and a three-year service vesting requirement. The performance-based vesting is based on the Company’s growth rate in fully diluted earnings per share based upon Operating Earnings (defined as net income excluding merger or acquisition related expenses and goodwill impairment charges, consistent with the Company’s presentation of Operating Earnings in its filings with the SEC, for any applicable period, but will include any amortization for core deposit intangibles) for the three-year period ended December 31, 2011 compared to the year ended December 31, 2008. The Company’s growth rate is then is compared to a peer group of 15 financial institutions to determine the level of performance-based vesting.

Units vested based on the performance-based measurement will not be fully vested unless the executive’s employment continues through February 15, 2012. The time-based service vesting requirement is accelerated and waived, however, in the event the executive’s employment terminates earlier as a result of termination by the Company without cause (as defined in the 2007 Plan) or by the executive for good reason (as defined in the 2007 Plan), or in the event of a Change in Control (as defined in the 2007 Plan). The number of shares issued in settlement of the grant is based on the number of vested units. The target number of units under Mr. Davis’s grant is 40,000 and under Mr. Copeland’s grant is 25,000. Each of the executives has the possibility of receiving a maximum of 175% of their target units. If the Company’s Operating Earnings growth rate over the three-year period is negative, then the maximum, after comparing to the Company’s performance to the peer group growth rate, is 125% of their target units.

The foregoing is a description of the material terms of the restricted stock units, does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan and form of restricted stock unit agreement. A copy of the Plan was previously filed as Appendix B to the Company’s Proxy Statement for its 2007 annual meeting of shareholders, filed with the SEC on March 14, 2007. A copy of the form of agreement is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Form of Long Term Incentive Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)

Dated: April 1, 2009	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts, Assistant Secretary